UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 12, 2006

DIASYS CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware	0-24974	06-1339248
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On July 12, 2006, Mr. Sherman Lazrus was appointed to the Board of Directors of DiaSys Corporation (the "Company").

                Mr. Lazrus has enjoyed a distinguished career with nearly 40 years' experience in government and private sector health care and health care finance. He was elected to the Board of Directors of Emergency Filtration Products, Inc. in December 1998, and appointed as Interim Chief Executive Officer in June 2001 and appointed Chairman of the Board of Directors in August 2002. He continues to serve in these positions. Mr. Lazrus presently also serves as a director of Imaging Diagnostic Systems, Inc. and as President of American Medical Capital, a division of American Medical Enterprises, LLC located in Bethesda, Maryland, a financial services and investment banking company specializing in the healthcare industry, a position he has held since 1991. Mr. Lazrus was initially employed with the Federal Government and while at the Department of Health, Education and Welfare in 1964 he was involved with the development of the Medicare and Medicaid Programs and served as the Director of Policy Coordination for the two programs. Also while employed by the Federal Government, Mr. Lazrus served from 1965 to 1966 in the office of the Director of the National Institute of Health and was involved in planning activities in areas involving biomedical research. He later administered the Social Security Administration's Disability Insurance Research Programs as Director of Program Analysis. Mr. Lazrus's final Federal Government position encompassed the administration of the military health care system serving as the Deputy Assistant Secretary of Defense from 1974 to 1976. In this position he was the Federal Government's senior career health official. Mr. Lazrus also served in the State of Maryland's Governor's office as Director of the Governor's Study Group on Vocational Rehabilitation from 1966 to 1968 and later developed a comprehensive human services delivery system for the City of Washington, D.C. from 1968 to 1972. While in the private sector, Mr. Lazrus from 1976 to 1978 was Vice President of American Medical International Inc., a major NYSE hospital corporation, which owned and operated numerous hospitals around the world. The company is now known as Tenet Healthcare Corporation Mr. Lazrus attended George Washington University where he received A.A., B.A. and M.B.A. degrees.

                Mr. Lazrus has not yet been appointed to any committees of the Board of Directors.

                It is expected that Mr. Lazrus will assist the Company in arranging acquisitions and financing and will be compensated for such services; however, no specific agreement has been reached with regard to such matters.

                Mr. Lazrus has no prior relationship with the Company and, except as noted above, there are no arrangements or understandings with Mr. Lazrus or any other person pursuant to which Mr. Lazrus was selected as a Director.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.
DIASYS CORPORATION
Date: July 13, 2006	/s/ Gregory Witchel
Gregory Witchel Chief Executive Officer